Silver Bay Realty Trust Corp. names Thomas Brock as Interim Chief Executive Officer
Ronald Weiser Named Interim Lead Independent Director
David Miller Resigns as President and Chief Executive Officer

NEW YORK, January 19, 2016 - Silver Bay Realty Trust Corp. (NYSE: SBY) today announced that its board of directors had appointed Lead Independent Director Thomas Brock as Interim President and Chief Executive Officer and board member Ronald Weiser as Interim Lead Independent Director. These appointments follow the resignation of David Miller as the company’s President and Chief Executive Officer and member of its board of directors. All changes are effective immediately.
“On behalf of the Board, I want to thank David for his service to Silver Bay, which has helped us achieve steady improvement in our operating and financial results. We anticipate strong fourth quarter results that will show continued improvement on both a sequential quarter and annual basis,” said Irvin Kessler, Chair of the company’s board of directors. “We have the utmost confidence in Tom’s ability to successfully manage this transition given his extensive executive management experience and detailed knowledge of the company’s business.”
Mr. Brock, who has served on of the company’s board of directors since its initial public offering, has extensive business and executive leadership experience. From 2006 until the end of 2012, Mr. Brock was the Chief Executive Officer of Stone Harbor Investment Partners, a fixed income investment manager focused on credit and multi-sector allocation strategies. From 1974 to 1998, Mr. Brock held various positions with Salomon Brothers Inc., including Chief Executive Officer of Salomon Brothers Asset Management, Chief Administrative Officer, and Director of Global Research.
Mr. Kessler continued, “We believe that the next phase of Silver Bay’s development will see a continued emphasis on core real estate operations. As such, we will seek a leader with a strong background in real estate operations and a track record of generating superior operating results and will commence a search to find such a person immediately.”
“I look forward to working closely with the Board and management to make this transition highly-successful for our stockholders, employees and residents,” said Mr. Brock. “Since its formation, Silver Bay has assembled a portfolio of high-quality assets, became a leader in the single-family rental industry and sits well-positioned to continue its development in this dynamic industry. We thank David for his contributions to reach this point on the company’s trajectory. As we look ahead to 2016 and beyond, we are excited for the opportunity to continue demonstrating our commitment to residents and stockholders, enhancing our operating platform and improving upon our promising financial and operating metrics.”
Mr. Miller said, “I want to thank all of my colleagues for their hard work and dedication on which this tremendous organization was built. I could not have asked for a better group of people to work with and look forward to watching Silver Bay’s continued progress.”
Mr. Brock will remain on Silver Bay’s board, but will no longer serve on its Compensation Committee or Audit Committee or as Lead Independent Director. Board member Tanuja M. Dehne will replace Mr. Brock as the chair of the Compensation Committee and on the Audit Committee. The company anticipates its board of directors will reverse these changes following appointment of a permanent Chief Executive Officer.

Thomas W. Brock Biography
Mr. Brock has served on Silver Bay’s Board as Lead Independent Director and Chair of the Compensation Committee since its initial public offering in December 2012. From 2006 until the end of 2012, Mr. Brock was the Chief Executive Officer of Stone Harbor Investment Partners, a fixed income investment manager focused on credit and multi-sector allocation strategies and, in that role, served as a trustee of a Stone Harbor’s closed-end fund and five Stone Harbor’s open-end funds. Mr. Brock currently serves as a director of Liberty All-Star Growth Fund, Inc. and as a trustee of Liberty All-Star Equity Fund, each a closed end fund, and has served in those roles since 2005. Mr. Brock currently serves as an independent trustee of EQ Advisors Trust and has served in this role since January 1, 2016. Prior to joining Stone Harbor Investment Partners, Mr. Brock was an adjunct professor of Finance at Columbia University Graduate School of Management from 1998 to 2005, where he taught courses relating to money management and investment banking. From 1974 to 1998, Mr. Brock held various positions with Salomon Brothers Inc., including Chief Executive Officer of Salomon Brothers Asset Management, Chief Administrative

Officer, and Director of Global Research. Mr. Brock received an M.B.A. from Northwestern University Kellogg School of Management and a B.S. from Miami University.
Tanuja M. Dehne Biography
Ms. Dehne has served on Silver Bay’s Board since its initial public offering in December 2012. Ms. Dehne is the Executive Vice President and Chief Administrative Officer and Chief of Staff of NRG Energy, Inc. [NYSE: NRG], a publicly listed power generation and retail electricity company. In this role since 2014, Ms. Dehne oversees NRG’s Human Resources, Information Technology, Communications, Corporate Marketing and Sustainability Departments, including the company’s charitable giving program, M&A integrations and Big Data Analytics. She is responsible for shaping and guiding NRG’s vision and narrative, ensuring that all messaging to internal and external stakeholders are consistent with and supports the execution of NRG's strategic plan. Prior to her most recent positions, Ms. Dehne was the Senior Vice President, Human Resources of NRG since 2011 where she led NRG's Human Resources department, which handles all HR functions - including talent management, organizational development, benefits, compensation, labor and employee relations, payroll and HR information systems - for more than 8,000 employees. Under her leadership, the department received recognition as Delaware Valley's 16th Annual HR Department of the Year for service excellence and strategic impact on the company. From 2004 to 2011, Ms. Dehne served as the Corporate Secretary of NRG, leading corporate governance and corporate transactions, including financing, mergers and acquisitions, public and private securities offerings, securities and stock exchange matters, and reporting compliance. Prior to joining NRG, Ms. Dehne practiced corporate law as a member of Saul Ewing LLP’s business department. Ms. Dehne received a J.D. from Syracuse University, an M.A. from the University of Pennsylvania and a B.A. from Lafayette College.

Ronald N. Weiser Biography
Mr. Weiser served on Silver Bay’s Board since its initial public offering in December 2012. Mr. Weiser served as Ambassador to the Slovak Republic from 2001 to 2005, and has many years of experience in politics, public service and private investments. He founded McKinley Associates Inc., a national real estate investment firm, in 1968, and served as its Chief Executive Officer and Chairman until 2001. In 1984, Mr. Weiser and his wife founded the McKinley Foundation, a public community foundation. Mr. Weiser serves on a number of public non-profit boards, including The Henry Ford, and the President Gerald R. Ford Foundation. Mr. Weiser holds a B.B.A. from the University of Michigan, where he also did graduate work in business and law.

Silver Bay Realty Trust Corp.
Silver Bay Realty Trust Corp. is an internally managed Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation. Silver Bay owns single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio and Texas. Silver Bay has elected to be taxed as a REIT for U.S. federal tax purposes. Additional information can also be found on the company’s website: www.silverbayrealtytrustcorp.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include: Silver Bay’s inability to attract a new Chief Executive Officer with a strong background in real estate operations due to the company’s size, compensation levels, performance projections or other reasons; a change in the Company’s current strategic direction; and similar matters.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Additional Information
Stockholders of Silver Bay, and other interested persons, may find additional information regarding Silver Bay at the SEC's Internet site at www.sec.gov or by directing requests to: Silver Bay Realty Trust Corp., Attn: Investor Relations, 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447, telephone (952) 358-4400.

Contact
Anh Huynh, Director of Investor Relations, Silver Bay Realty Trust Corp., ahuynh@silverbaymgmt.com, 952-358-4400.